SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


FORM 8-K


CURRENT REPORT



Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)

July 27, 1998



E & J PROPERTIES, LTD.
a California Limited Partnership
(Exact name of registrant as specified in charter)


California
(State or other jurisdiction of incorporation)


O-9608
(Commission File Number)


94-2763152
(IRS Employer Identification Number)


2710 Gateway Oaks Drive, Suite 300 South
Sacramento, California 95833
(Address of principal executive office)


Registrant's telephone number, including area code:  (916) 925-6620











ITEM 5.  OTHER MATERIAL EVENTS



Reference:          Forms 8-K dated March 2, 1998, May 27, 1998 and June 23,
1998


E & J Properties, Ltd, a California Limited Partnership ("Seller"), has been notified by AKT Development
Corporation ("Buyer"), a California Corporation, that, pursuant to the sale agreement previously enter into regarding the approximately 1,850 acres of its real estate holdings in Sacramento County, California, Buyer has paid the additional sum of $50,000.00 (the "Second Extension Payment") thereby exercising its option to extend the closing date to August 24, 1998. The Second Extension Payment has been released to Seller and will not be applied to the purchase price.

Notwithstanding the release to Seller of the Second Extension Payment, there is no assurance that the escrow will close and that Seller will realize the full purchase price. At this time, Buyer has given no indication that the escrow will not close in a timely manner. However, in the event that the escrow should not close, the purchase agreement authorizes Seller to retain the Second Extension Payment as and for consideration for the extension of the closing date.





SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this
Report to be signed on its behalf by the undersigned, hereunder duly authorized.


Date: July 27, 1998


E & J PROPERTIES, LTD.
a California Limited Partnership


By:  /s/ Elaine McKeon

ELAINE McKEON
General Partner